UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2007

INOVA TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-27397

(Commission File Number)

98-0204280

(I.R.S. Employer Identification Number)

233 Wilshire Blvd. Suite 300

Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

(310) 857-6666

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 17, 2007, the Company received notice from the Financial Industry Regulatory Authority that the Company’s stock would be removed from the Over the Counter Bulletin Board (“OTCBB”) effective at the open of business on August 24, 2007 unless the Company requests a hearing.

The Company did request a hearing that was held on Thursday September 13, 2007. The NASD informed the registrant in a letter dated September 21 that the shares of the registrant will cease to be quoted on the OTC BB commencing September 25, 2007.

The Board of the registrant has determined that it will continue to mange the company as an SEC  reporting company and will commence plans to restructure the company in a way that will enable it to qualify for listing on a higher exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVA TECHNOLOGY INC.

By:

/s/ Adam Radly____________________

Date: August 20, 2007

Adam Radly

Chairman and Chief Executive Officer